Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Avolon Holdings Limited

We consent to the use of our report dated June 9, 2014, with respect to the statement of financial position of Avolon Holdings Limited as of June 6, 2014 incorporated by reference herein.

/s/ KPMG

Dublin, Ireland

December 11, 2014